Exhibit 5.1 650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

June 15, 2017

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Re:	Registration Statement on Form S-3 (File No. 333-199891) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by Pacific Biosciences of California, Inc. (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration under the Securities Act of shares of the Company’s common stock, par value $0.001 per share, having a maximum aggregate offering price of $7,202,000 (including shares issuable upon exercise of the underwriters’ option to purchase additional shares) (the “Shares”), to be issued and sold by the Company. The Registration Statement incorporates by reference the registration statement on Form S-3 (No. 333-199891) (the “Prior Registration Statement”), which was declared effective on November 21, 2014, including the prospectus which forms part of the Registration Statement. We understand that the Shares are to be sold to the underwriter for resale to the public as described in the Registration Statement and the Prior Registration Statement and pursuant to that certain underwriting agreement to be entered into by and between the Company and Cantor Fitzgerald & Co., as representative of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

AUSTIN    BEIJING    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO    SAN DIEGO

SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Pacific Biosciences of California, Inc.

June 15, 2017

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing, we are of the opinion, that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation